EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 1/25/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.76%	1.01%	1.01%
Class B Units	-0.78%	0.95%	0.95%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED JANUARY 25, 2008

Grant Park sustained small trading losses during a week of volatile price action across commodities and capital markets.  Positions in the soft/agricultural commodity and currency sectors experienced the largest setbacks.  Gains came primarily from the metals markets.

Long positions in the soft/agricultural commodities sector posted losses, particularly in cotton and grain markets.  Cotton sank 2.84 cents, or a little more than 4%, after rain and snow showers fell over growing regions in the Southeast and central portions of the US, areas that had previously been experiencing drought-like conditions.  The March contract settled the week at 67.89 cents per pound.  Grain prices plunged early in the week after a massive sell-off in global equities magnified investors’ concerns over the possibility of a recession in the US.  Soybean and wheat prices rebounded but still closed lower for the week after the Federal Reserve, in a rare inter-meeting move, cut short-term interest rates by 75 basis points, the largest single meeting rate cut since August, 1982.  The intervention, along with reports of a possible tax rebate program and plans to help ailing bond insurers, eased investors’ concerns enough to pull grain prices off of their lows.  Wheat closed 29.4 cents lower at $9.33 per bushel while soybeans settled at $12.43 per bushel, 21 cents off of the previous weekly close.

Positions in the currency sector incurred losses by the end of the week.  While the dollar lost ground to most of its trading partners, long positions in the Japanese yen posted setbacks after the Bank of Japan adjusted its economic outlook to one of lower growth.  The decision weakened the yen against the dollar, which had already depreciated against the euro-zone currencies as a result of the Fed’s rate cut.

The effects of the Fed’s surprise rate reduction and the possibility of a fiscal stimulus package reverberated across metals markets.  Long positions gained after gold rallied more than 3%, closing $29 higher at $910.70 per ounce as investors speculated that the rate reduction and possible tax rebate could spark economic development.  Prices also rose on investors’ expectations that the central bank would move to cut rates by an

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

additional 50 basis points during its next scheduled meeting this week.  Platinum and silver prices also rose, adding to gains.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com